news release

Exhibit 99.1

Media Hotline: 1-888-326-6694
Resource Center: 1-800-732-6643

Contact: Janis Smith

202-752-6673

Number: 4030

Date: June 8, 2007

Fannie Mae Updates Guidance on Timing of 2006 10-K Filing and its
Plan to Become a Current Filer; Company Also Announces Plans for
Annual Shareholders’ Meeting in December

WASHINGTON, DC – Updating its pervious guidance, Fannie Mae (FNM/NYSE) today announced that it expects to file its Annual Report on Form 10-K for the year ended December 31, 2006 with the U.S. Securities and Exchange Commission (SEC) during the third quarter of this year. In addition, Fannie Mae announced that it plans to become a current filer by the end of February 2008 with the filing of the Company’s 2007 Form 10-K with the SEC. With the filing of the 2006 Form 10-K, Fannie Mae will have satisfied the SEC financial statement requirements for convening its annual meeting of shareholders. As a result, the Company announced plans to hold an annual meeting of shareholders on December 14, 2007, in Washington, DC.

“Today’s update reflects a lot of continued momentum in our efforts to catch up and become a current filer,” said President and Chief Executive Officer Daniel H. Mudd. “We’re looking towards the future, the annual meeting, and to hearing from our shareholders on corporate issues.”

At the annual meeting, shareholders will have the opportunity to vote on important matters, including the election of the members of Fannie Mae’s Board of Directors for a one-year term. Fannie Mae will announce the time and location of the meeting, and will deliver proxy materials and its annual report to shareholders (including the required information from the 2006 Form 10-K) in accordance with the Company’s Bylaws, SEC rules and the New York Stock Exchange rules.

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Fannie Mae to Hold Annual Shareholders’ Meeting

Shareholder Proposals for Inclusion in the Proxy Statement
If any holder of Fannie Mae common stock wishes to have a proposal considered for inclusion in Fannie Mae’s proxy statement relating to the 2007 annual meeting of shareholders, Fannie Mae must receive the proposal at its principal executive offices no later than July 18, 2007. Proposals for inclusion in the proxy statement must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

Director Nominations and Other Shareholder Proposals for Presentation at Annual Meeting
In addition, any shareholder who wishes to nominate a person for election to the Board of Directors or submit any other matter to a vote at the 2007 annual meeting of shareholders (other than a shareholder proposal included in Fannie Mae’s proxy materials in accordance with Rule 14a-8) must deliver the information no later than June 18, 2007 and must comply with the other provisions and requirements of Section 4.20 of Fannie Mae’s Bylaws (as amended through September 19, 2006), which are on file with the SEC and may be obtained from the Secretary of Fannie Mae upon request. Our Bylaws are also available in the Corporate Governance section of our website at www.fanniemae.com. Any proposal or director nomination should be mailed to Fannie Mae at 3900 Wisconsin Avenue, NW, Washington, DC, 20016, Attention: General Counsel and Secretary.

If there is any proposal that is not submitted for inclusion in the proxy statement for the 2007 annual meeting, but is instead sought to be presented directly at the annual meeting, SEC rules permit management to vote proxies in its discretion if Fannie Mae: (1) receives notice of the proposal before the close of business on August 15, 2007, and advises shareholders in the 2007 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on August 15, 2007.

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Meaningful cautionary statement: Given the time, effort and complex issues associated with the preparation and the audit of Fannie Mae’s annual financial statements and the preparation and review of quarterly financial statements, there is no assurance that Fannie Mae will be able to file its Form 10-K for 2006 during the third quarter, hold its annual meeting of shareholders in 2007 or become current in filing its periodic reports with the SEC by February 2008.

Fannie Mae is a shareholder-owned company with a public mission. We exist to expand affordable housing and bring global capital to local communities in order to serve the U.S. housing market. Fannie Mae has a federal charter and operates in America’s secondary mortgage market to ensure that mortgage bankers and other lenders have enough funds to lend to home buyers at low rates. Our job is to help those who house America.